Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
    TO SECTION 305(b)(2)
__________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Katherine Esber
U.S. Bank National Association
10 West Broad Street
Columbus, OH 43215
(614) 232-8019
(Name, address and telephone number of agent for service)
__________________________
The Scotts-Miracle Gro Company*
(Exact name of obligor as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)
__________________________

Senior Debt Securities
Guarantees of Senior Debt Securities
(Title of the indenture securities)

* See Table of Additional Obligors on following page

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Additional Obligor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EG Systems, Inc.(1)	Indiana	35-1937875
Gutwein & Co., Inc.(1)	Indiana	35-0864689
Hyponex Corporation(1)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(1)	New York	11-3186421
OMS Investments, Inc.(2)	Delaware	51-0357374
Rod McLellan Company(1)	California	94-1439564
Sanford Scientific, Inc.(1)	New York	16-1279959
Scotts Manufacturing Company(1)	Delaware	42-1508875
Scotts Products Co.(1)	Ohio	31-1269080
Scotts Professional Products Co.(1)	Ohio	31-1269066
Scotts-Sierra Investments LLC(3)	Delaware	51-0371209
Scotts Temecula Operations, LLC(1)	Delaware	33-0978312
SMG Growing Media, Inc.(1)	Ohio	20-3544126
SMGM LLC(1)	Ohio	31-1414921
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Scotts Company LLC(1)	Ohio	31-1414921
SLS Franchise Systems LLC(5)	Delaware	46-3261681

(1)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	The address, including zip code, of the principal executive offices for this additional obligor is 1105 North Market Street, Wilmington, Delaware 19899.

(3)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

(5)	The address, including zip code, of the principal executive offices for this additional obligor is 1209 Orange Street, Wilmington, DE 19801.

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.    A copy of the existing bylaws of the Trustee.**

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.    Report of Condition of the Trustee as of September 30, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, State of Ohio on the 15th day of December, 2015.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 15, 2015

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Katherine Esber
Katherine Esber
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2015

($000’s)

9/30/2015
Assets
Cash and Balances Due From	$10,415,443
Depository Institutions
Securities	104,656,800
Federal Funds	100,570
Loans & Lease Financing Receivables	254,216,913
Fixed Assets	4,639,396
Intangible Assets	12,997,753
Other Assets	23,862,998
Total Assets	$410,889,873

Liabilities
Deposits	$305,185,303
Fed Funds	1,491,858
Treasury Demand Notes	—
Trading Liabilities	1,227,900
Other Borrowed Money	45,698,345
Acceptances	—
Subordinated Notes and Debentures	3,150,000
Other Liabilities	11,782,630
Total Liabilities	$368,536,036

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,210,891
Minority Interest in Subsidiaries	858,346
Total Equity Capital	$42,353,837

Total Liabilities and Equity Capital	$410,889,873